Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

PepsiCo, Inc.

We consent to the incorporation by reference in the Registration Statement to be filed on Form S-3 (the “Registration Statement”) of PepsiCo, Inc. of our report dated February 24, 2006, relating to the consolidated balance sheet of PepsiCo, Inc. and Subsidiaries as of December 31, 2005 and December 25, 2004 and the related consolidated statements of income, cash flows and common shareholders’ equity for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in PepsiCo, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.

/s/ KPMG LLP

New York, New York

April 26, 2006